As filed with the United States Securities and Exchange Commission on March 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CENTURY THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-2040295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 North 38th Street, 11th Floor

Philadelphia, Pennsylvania 19104

(267) 817-5790
(Address, including zip code, of principal executive offices)

CENTURY THERAPEUTICS, INC. 2021 EQUITY INCENTIVE PLAN

(Full title of the plans)

Brent Pfeiffenberger, Pharm.D.

President and Chief Executive Officer

Century Therapeutics, Inc.

25 North 38th Street, 11th Floor

Philadelphia, Pennsylvania 19104

(267) 817-5790
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rachael M. Bushey
Jennifer Porter
Goodwin Procter LLP

3025 John F Kennedy Blvd

Philadelphia, PA 19104

(445) 207-7805

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of (i) registering an additional 4,375,954 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Century Therapeutics, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Century Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously filed Registration Statements on Form S-8 (File Nos. 333-257644, 333-263666, 333-270649, 333-277930 and 333-285936) with the Securities and Exchange Commission (the “Commission”) to register 18,662,816 shares of Common Stock that were authorized for issuance under the 2021 Plan. Upon the effectiveness of this Registration Statement, an aggregate of 23,038,770 shares of Common Stock will be registered for issuance from time to time under the 2021 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File Nos. 333-257644, 333-263666 and 333-270649 and 333-277930) filed with the Commission on July 2, 2021, March 17, 2022, March 17, 2023, March 14, 2024 and March 20, 2025, respectively, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the 2021 Plan as required by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant, filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

(a)            The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 12, 2026;

(b)            the Registrant’s Current Report on Form 8-K filed with the Commission on January 8, 2026, January 12, 2026, and January 23, 2026;

(c)            the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 14, 2021 (File No. 001-40498), together with any amendment thereto filed with the Commission for the purpose of updating such description; and

(d)            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of Century Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40498) filed on June 25, 2021)
4.2	Second Amended and Restated Bylaws of Century Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-40498) filed on March 16, 2023)
5.1*	Opinion of Goodwin Procter LLP as to the legality of the securities being registered
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for Century Therapeutics, Inc.
23.2*	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature page of the Registration Statement)
99.1	Century Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A (File No. 333-256648) filed on June 14, 2021)
99.2	Form of Stock Option Grant Notice and Award Agreement, under the 2021 Plan (incorporated herein by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-256648) filed on May 28, 2021)
99.3	Form of Restricted Stock Unit Grant Notice and Award Agreement, under the 2021 Plan (incorporated herein by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-256648) filed on May 28, 2021)
99.4	Form of Performance-Based Restricted Stock Unit Grant Notice and Award Agreement, under the 2021 Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-40498) filed on November 5, 2024)
107*	Calculation of Registration Fees

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on this 12th day of March, 2026.

CENTURY THERAPEUTICS, INC.

By:	/s/ Brent Pfeiffenberger, Pharm.D.
Brent Pfeiffenberger, Pharm.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brent Pfeiffenberger, Pharm.D. and Douglas Carr and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments thereto) under the Securities Act increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Pfeiffenberger, Pharm.D.	President, Chief Executive Officer and Chairman of the Board	March 12, 2026
Brent Pfeiffenberger, Pharm.D.	(Principal Executive Officer)

/s/ Douglas Carr	Senior Vice President, Finance and Operations	March 12, 2026
Douglas Carr	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kimberly Blackwell, M.D.		March 12, 2026
Kimberly Blackwell, M.D.	Director

/s/ Martin Murphy, Ph.D.		March 12, 2026
Martin Murphy, Ph.D.	Director

/s/ Alessandro Riva, M.D.		March 12, 2026
Alessandro Riva, M.D.	Director

/s/ Han Lee, Ph.D. MBA		March 12, 2026
Han Lee, Ph.D. MBA	Director

/s/ Timothy Walbert		March 12, 2026
Timothy Walbert	Director

/s/ Daphne Quimi		March 12, 2026
Daphne Quimi	Director